UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Golub Capital Private Credit Fund

(Exact name of Registrant as specified in its charter)

Delaware	814-01555	92-2030260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor New York, New York	10166
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (212) 750-6060

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Share Purchase and Sale Agreement

Pursuant to a Share Purchase and Sale Agreement, dated July 1, 2023 (the “Purchase and Sale Agreement”), by and among Golub Capital Private Credit Fund, a Delaware statutory trust structured as an externally managed, non-diversified closed-end management investment company (the “Fund”), GCP HS Fund, a Delaware statutory trust, GCP CLO Holdings Sub LP, an exempted limited partnership registered in the Cayman Islands (each, a “Seller” and, collectively, “Sellers”), and GC Advisors LLC, a Delaware limited liability company, the Fund’s investment adviser (the “Adviser”), the Fund acquired all of the assets and liabilities (the “Seed Assets”) of GCP SG Warehouse 2022-1 (the “CLO Vehicle”) through the purchase from the Sellers of 100% of the beneficial interests in, and 100% of the subordinated notes issued by, the CLO Vehicle (together, the “Equity Interests”), for an estimated aggregate purchase price (paid to each Seller based on its pro rata ownership of the CLO Vehicle) of approximately $442 million (the “Estimated Purchase Price”), which may be adjusted following the Fund’s Board of Trustee’s (the “Board”) approval of the final net asset value (the “Final NAV”) of the CLO Vehicle (such adjusted amount, the “Purchase Price”), which is expected to occur on or around July 31, 2023. The Fund has agreed to pay 90% of the Estimated Purchase Price in cash and the remaining amount of the Purchase Price (the “Adjustment Amount”) with an unsecured promissory note (the “Note”), the amount due under which will be paid by the Fund in cash no later than the Maturity Date (as defined in the Note). The Adviser, and not the Fund, has agreed to pay any interest payable under the Note, it being understood that the Fund will have no obligation to pay any amount pursuant to the Purchase and Sale Agreement or any Note in excess of the Final NAV. In the event the Adjustment Amount is negative, the Sellers will be required to pay such amount to the Fund pursuant to the Note.

The Seed Assets consist of loans to 80 borrowers, cash and other assets. The Estimated Purchase Price represents (i) the estimated aggregate fair market value of the investments of approximately $936 million (to be determined in accordance with procedures approved by the Board, which include the preparation of a report by one or more independent evaluators to be considered by the Board in assessing the value of any investments for which market quotations are not readily available), (ii) accrued and unpaid interest on each of the investments, (iii) cash held by the CLO Vehicle, less (iv) the amount of assumed borrowings of approximately $499 million, and (v) accrued and unpaid interest on liabilities of the CLO Vehicle, including, without limitation, liabilities attributable to amounts owed to lenders and other financing providers. The Sellers are private funds advised by an affiliate of the Adviser. Certain related persons of the Adviser have indirect customary interests in the Sellers through general partner and/or similar interests. The acquisition of the CLO Vehicle was funded with cash on hand, which primarily consists of proceeds from the Fund’s offering of its Class F common shares of beneficial interest (“Class F Shares”).

The foregoing description is only a summary of the material provisions of the Purchase and Sale Agreement and the Note and is qualified in its entirety by reference to a copy of the Purchase and Sale Agreement and Note, both of which are filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

CLO Vehicle Credit Facility

On July 1, 2023, the CLO Vehicle amended its credit facility (the “Credit Facility”) and entered into (i) an Amended and Restated Credit Agreement by and among the CLO Vehicle, as borrower, Société Générale, as administrative agent, the Lenders and the Subordinated Noteholders party thereto, and Wilmington Trust, National Association as collateral agent, collateral administrator, custodian and collateral custodian (the “Credit Agreement”) and (ii) an Amended and Restated Collateral Management Agreement, dated as of July 1, 2023, by and among the CLO Vehicle, as borrower, and the Adviser, as collateral manager (in such capacity, the “Collateral Manager”) (the “Collateral Management Agreement”).

The Lender commitments under the Credit Facility total $500 million. The Lender commitments to make term loans are capped at $250 million and the Lender commitments to make revolving loans are also capped at $250 million. The Credit Facility includes an “accordion” feature that allows the CLO Vehicle to increase the total commitments under the Credit Facility to $1 billion.

The stated maturity of the Credit Facility is June 7, 2030. Revolving loans are available in US dollars, Canadian dollars and Euros, and term loans are available in US dollars only. Loans in US dollars will accrue at term SOFR, loans in Canadian dollars will accrue at the CDOR rate and loans in Euros will accrue at EURIBOR, in each case, plus (i) during the period commencing on June 8, 2023 until the nine-month anniversary thereof, 2.75% per annum, (ii) from such nine-month anniversary until the end of the Reinvestment Period, 2.85% per annum and (iii) after the Reinvestment Period, (x) if the Rating Effective Date has occurred, 3.00% per annum and (y) if the Rating Effective Date has not occurred, 3.50% per annum. The Credit Facility includes usual and customary covenants, representations and warranties and events of default for credit facilities of this type.

Pursuant to the Collateral Management Agreement, the Collateral Manager has agreed to assume and perform certain duties with respect to the purchase and management of the assets securing the Credit Facility. The Collateral Manager will receive customary collateral management fees in connection with its services. The CLO Vehicle will reimburse the expenses incurred by the Collateral Manager in connection with its performance of its obligations under the Collateral Management Agreement. The total fees paid to the Adviser for rendering collateral management services, which will be less than the management fee payable under the Investment Advisory Agreement between the Fund and the Adviser, will be offset against such management fee.

The foregoing description is only a summary of the material provisions of the Credit Agreement and the Collateral Management Agreement, as the case may be, and is qualified in its entirety by reference to a copy of the Credit Agreement, as amended, which is filed as Exhibit 10.2.2, and the Collateral Management Agreement, as amended, which is filed as Exhibit 10.2.3 to this Current Report on Form 8-K and incorporated by reference herein.

Revolving Credit Facility with the Adviser

On July 3, 2023, the Fund entered into an unsecured revolving loan credit facility with the Fund’s Adviser (the “Adviser Revolver”), with a maximum credit limit of $50 million and an expiration date of July 3, 2026. The Adviser Revolver bears an interest rate equal to the short-term Applicable Federal Rate for quarterly compounding.

The foregoing description is only a summary of the material provisions of the Adviser Revolver and is qualified in its entirety by reference to a copy of the Adviser Revolver, as amended, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information required by Item 2.01 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

On June 14, 2023, the Fund completed its private offering of unregistered Class F Shares to certain accredited investors (the “Private Offering”). The terms of the Private Offering required the Fund to deposit all subscription proceeds in an escrow account with UMB Bank, N.A., as escrow agent, until such date that the Fund’s Board authorizes the release of funds in the escrow account. Following the completion of the Private Offering, the Fund’s Class F Shares were reclassified as Class I Shares (the “Reclassification”). On June 30, 2023, the Fund’s Board authorized the release of the proceeds from escrow and the Fund received proceeds of approximately $650 million as payment for such shares. Following such escrow release, Class F Shares sold in the Private Offering (reclassified as Class I Shares) were issued to such investors as of June 30, 2023. The offer and sale of these Class F Shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder. The Adviser (and not the Fund) contributed a portion of the proceeds used to purchase the Class F Shares on behalf of Class F shareholders from the Adviser’s own resources. The following table details the shares sold:

Date of Unregistered Sale	Amount of Class F Shares**	Consideration
June 14, 2023*	26,010,927.60	$650,273,190

*	The Class F Shares sold were reclassified as Class I Shares and issued on June 30, 2023.
**	As a result of the Reclassification, the Fund currently has Class I Shares outstanding in the amount shown above and no Class F Shares outstanding. No Class F Shares are currently expected to be issued or sold.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The required financial statements for the CLO Vehicle will be filed in accordance with Rule 6-11 of Regulation S-X under cover of Form 8-K/A as soon as practicable, but in no event later than 71 days after the latest date on which this Current Report could have been timely filed.

(d) Exhibit

Exhibit No.	Description
10.1	Purchase and Sale Agreement, dated as of July 1, 2023, by and among Golub Capital Private Credit Fund, GCP HS Fund, GCP CLO Holdings Sub LP and GC Advisors LLC.
10.2.1	Syndicated Corporate Revolving Credit Facility, dated as of June 8, 2023, by and among GCP SG Warehouse 2022-1, as borrower, the Lenders party thereto from time to time, the Subordinated Noteholders party thereto from time to time, Société Générale, as administrative agent, and Wilmington Trust, National Association as collateral agent, collateral administrator, custodian and collateral custodian.
10.2.2	Amended and Restated Credit Agreement, dated as of July 1, 2023, by and among GCP SG Warehouse 2022-1, as borrower, Société Générale, as administrative agent, the Lenders and the Subordinated Noteholders party thereto from time to time, and Wilmington Trust, National Association as collateral agent, collateral administrator, custodian and collateral custodian.
10.2.3	Amended and Restated Collateral Management Agreement, dated as of July 1, 2023, by and among GCP SG Warehouse 2022-1, as borrower, and GC Advisors LLC, as collateral manager.
10.3	Revolving Loan Agreement, dated as of July 3, 2023, by and among Golub Capital Private Credit Fund, as the borrower, and GC Advisors LLC, as the lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL PRIVATE CREDIT FUND

Date: July 6, 2023	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer